Assured Guaranty Ltd.
December 31, 2020
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the United States (U.S.) Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2020.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) the development, course and duration of the COVID-19 pandemic and the governmental and private actions taken in response, and the global consequences of the pandemic and such actions, including their impact on the factors listed below; (2) changes in the world’s credit markets, segments thereof, interest rates, credit spreads or general economic conditions; (3) developments in the world’s financial and capital markets that adversely affect insured obligors’ repayment rates, Assured Guaranty’s insurance loss or recovery experience, investments of Assured Guaranty or assets it manages; (4) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (5) the loss of investors in Assured Guaranty's asset management strategies or the failure to attract new investors to Assured Guaranty's asset management business; (6) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (7) insured losses in excess of those expected by Assured Guaranty or the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates for insurance exposures; (8) increased competition, including from new entrants into the financial guaranty industry; (9) poor performance of Assured Guaranty's asset management strategies compared to the performance of the asset management strategies of Assured Guaranty's competitors; (10) the possibility that investments made by Assured Guaranty for its investment portfolio, including alternative investments and investments it manages, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity or to unanticipated consequences; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s assets and liabilities subject to mark-to-market, including certain of its investments, most of its contracts written in credit default swap form, and variable interest entities as well as on the mark-to-market of assets Assured Guaranty manages; (12) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its insurance subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s insurance subsidiaries have insured; (13) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (14) changes in applicable accounting policies or practices; (15) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (16) the failure of Assured Guaranty to successfully integrate the business of BlueMountain Capital Management, LLC (BlueMountain, now known as Assured Investment Management LLC) and its associated entities; (17) the possibility that acquisitions made by Assured Guaranty, including its acquisition of BlueMountain (BlueMountain Acquisition), do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (18) difficulties with the execution of Assured Guaranty’s business strategy; (19) loss of key personnel; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes or pandemics; (22) other risk factors identified in AGL’s filings with the U.S. SEC; (23) other risks and uncertainties that have not been identified at this time; and; (24) management’s response to these factors. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP Highlights
Net income (loss) attributable to AGL	$148	$137	$362	$402
Net income (loss) attributable to AGL per diluted share	1.82	1.42	4.19	4.00
Weighted average shares outstanding
Basic shares outstanding	79.9	95.0	85.5	99.3
Diluted shares outstanding	80.7	96.1	86.2	100.2
Effective tax rate on net income	14.3%	2.0%	10.9%	13.7%
GAAP return on equity (ROE) (3)	8.9%	8.2%	5.4%	6.1%

Non-GAAP Highlights(1)
Adjusted operating income (loss)(1)
Insurance	$109	$133	$429	$512
Asset Management	(20)	(10)	(50)	(10)
Corporate	(28)	(32)	(111)	(111)
Other	(5)	(4)	(12)	—
Adjusted operating income (loss)	56	87	256	391
Adjusted operating income (loss) per diluted share (1)	0.69	0.90	2.97	3.91
Effective tax rate on adjusted operating income (2)	12.7%	3.5%	9.1%	13.8%
Adjusted operating ROE (1)(3)	3.7%	5.6%	4.2%	6.2%
Insurance Segment
Gross written premiums (GWP)	$120	$518	$454	$677
Present value of new business production (PVP) (1)	126	382	390	569
Gross par written	6,788	12,554	23,265	24,353
Asset Management Segment
Inflows-third party	$1,152	$929	$1,618	$929
Inflows-intercompany	326	213	1,257	213

Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$65	$39	$129	$122
Net change in fair value of credit derivatives, pre-tax	—	—	1	—
Net income effect	48	30	98	84
Net income per diluted share	0.60	0.31	1.14	0.84

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(4), pre-tax	65	39	130	122
Adjusted operating income(4) effect	48	30	98	84
Adjusted operating income per diluted share (4)	0.60	0.31	1.14	0.84

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement and for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The prior periods have been recast to present these measures at 3%, instead of a 6% discount rate.
2)    Represents the ratio of adjusted operating provision for income taxes to adjusted operating income before income taxes.
3)    Quarterly ROE calculations represent annualized returns. See page 8 for additional information on calculation.
4)    Consolidated statements of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of adjusted operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	As of
	December 31, 2020		December 31, 2019
	Amount	Per Share	Amount	Per Share
Shareholders' equity attributable to AGL	$6,643	$85.66	$6,639	$71.18
Adjusted operating shareholders' equity (1)	6,087	78.49	6,246	66.96
Adjusted book value (1)	8,908	114.87	9,047	96.99
Gain (loss) related to the effect of consolidating variable interest entities (VIE consolidation) included in adjusted operating shareholders' equity	2	0.03	7	0.07
Gain (loss) related to VIE consolidation included in adjusted book value	(8)	(0.10)	(4)	(0.05)

Shares outstanding at the end of period	77.5		93.3
Exposure
Financial guaranty net debt service outstanding	$366,233		$374,130
Financial guaranty net par outstanding	234,153		236,807

Claims-paying resources (2)	11,077		11,357

Assets under management (AUM)
Collateralized loan obligations (CLOs)	$13,856		$12,758
Opportunity funds	1,486		1,023
Liquid strategies	383		—
Wind-down funds	1,623		4,046
Total	$17,348		$17,827

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement and for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The prior period has been recast to present these measures at 3%, instead of a 6% discount rate.
2)    See page 15 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of
	December 31,	December 31,
	2020	2019
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$8,773	$8,854
Short-term investments, at fair value	851	1,268
Other invested assets	214	118
Total investment portfolio	9,838	10,240

Cash	162	169
Premiums receivable, net of commissions payable	1,372	1,286
Deferred acquisition costs (DAC)	119	111
Salvage and subrogation recoverable	991	747
Financial guaranty variable interest entities' (FG VIEs') assets, at fair value	296	442
Assets of consolidated investment vehicles (CIVs)	1,913	572
Goodwill and other intangible assets	203	216
Other assets	440	543
Total assets	$15,334	$14,326

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,735	$3,736
Loss and loss adjustment expense (LAE) reserve	1,088	1,050
Long-term debt	1,224	1,235
Credit derivative liabilities, at fair value	103	191
FG VIEs' liabilities with recourse, at fair value	316	367
FG VIEs' liabilities without recourse, at fair value	17	102
Liabilities of CIVs	1,590	482
Other liabilities	556	511
Total liabilities	8,629	7,674

Redeemable noncontrolling interests	21	7
Shareholders' equity:
Common shares	1	1
Retained earnings	6,143	6,295
Accumulated other comprehensive income	498	342
Deferred equity compensation	1	1
Total shareholders' equity attributable to AGL	6,643	6,639
Nonredeemable noncontrolling interests	41	6
Total shareholders' equity	6,684	6,645
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$15,334	$14,326

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Net earned premiums	$154	$123	$485	$476
Net investment income	68	82	297	378
Asset management fees	29	22	89	22
Net realized investment gains (losses)	6	10	18	22
Net change in fair value of credit derivatives	61	19	81	(6)
Fair value gains (losses) on FG VIEs	(2)	—	(10)	42
Fair value gains (losses) on CIVs	4	(3)	41	(3)
Foreign exchange gains (losses) on remeasurement	59	48	39	24
Commutation gains (losses)	—	—	38	1
Other income (loss)	—	(5)	37	7
Total revenues	379	296	1,115	963
Expenses
Loss and LAE	73	18	203	93
Interest expense	21	22	85	89
Amortization of DAC	5	5	16	18
Employee compensation and benefit expenses	61	60	228	178
Other operating expenses	69	54	197	125
Total expenses	229	159	729	503
Income (loss) before provision for income taxes and equity in earnings of investees	150	137	386	460
Equity in earnings of investees	24	1	27	4
Income (loss) before income taxes	174	138	413	464
Provision (benefit) for income taxes	25	2	45	63
Net income (loss)	149	136	368	401
Less: Noncontrolling interests	1	(1)	6	(1)
Net income (loss) attributable to AGL	$148	$137	$362	$402

Earnings per share:
Basic	$1.84	$1.43	$4.22	$4.04
Diluted	$1.82	$1.42	$4.19	$4.00

Assured Guaranty Ltd.
Results by Segment (1 of 2)
(in millions)

Results by Segment for the Three Months Ended December 31, 2020 and December 31, 2019

	Three Months Ended December 31, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$159	$—	$—	$(1)	$158
Net investment income	70	—	1	(3)	68
Asset management fees	—	20	—	9	29
Fair value gains (losses) on FG VIEs	—	—	—	(2)	(2)
Fair value gains (losses) on CIVs	—	—	—	4	4
Commutation gains (losses)	—	—	—	—	—
Other income (loss)	14	2	—	—	16
Total revenues	243	22	1	7	273

Expenses
Loss expense	71	—	—	4	75
Interest expense	—	—	23	(2)	21
Amortization of DAC and intangible assets	5	4	—	—	9
Employee compensation and benefit expenses	38	16	7	—	61
Other operating expenses	24	27	3	11	65
Total expenses	138	47	33	13	231
Equity in earnings of investees	24	—	(1)	1	24
Income (loss) before income taxes	129	(25)	(33)	(5)	66
Provision (benefit) for income taxes	20	(5)	(5)	(1)	9
Noncontrolling interests	—	—	—	1	1
Adjusted operating income (loss)	$109	$(20)	$(28)	$(5)	$56

	Three Months Ended December 31, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$129	$—	$—	$(2)	$127
Net investment income	85	—	1	(4)	82
Asset management fees	—	22	—	—	22
Fair value gains (losses) on FG VIEs	—	—	—	—	—
Fair value gains (losses) on CIVs	—	—	—	(3)	(3)
Commutation gains (losses)	—	—	—	—	—
Other income (loss)	6	—	—	10	16
Total revenues	220	22	1	1	244

Expenses
Loss expense	20	—	—	2	22
Interest expense	—	—	25	(3)	22
Amortization of DAC and intangible assets	5	3	—	—	8
Employee compensation and benefit expenses	32	24	4	—	60
Other operating expenses	23	7	11	10	51
Total expenses	80	34	40	9	163
Equity in earnings of investees	(1)	—	—	2	1
Income (loss) before income taxes	139	(12)	(39)	(6)	82
Provision (benefit) for income taxes	6	(2)	(7)	(1)	(4)
Noncontrolling interests	—	—	—	(1)	(1)
Adjusted operating income (loss)	$133	$(10)	$(32)	$(4)	$87

Assured Guaranty Ltd.
Results by Segment (2 of 2)
(in millions)

Results by Segment for the Year Ended December 31, 2020 and December 31, 2019

	Year Ended December 31, 2020
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$504	$—	$—	$(5)	$499
Net investment income	310	—	2	(15)	297
Asset management fees	—	60	—	29	89
Fair value gains (losses) on FG VIEs	—	—	—	(10)	(10)
Fair value gains (losses) on CIVs	—	—	—	41	41
Commutation gains (losses)	38	—	—	—	38
Other income (loss)	22	6	7	—	35
Total revenues	874	66	9	40	989

Expenses
Loss expense	204	—	—	(3)	201
Interest expense	—	—	95	(10)	85
Amortization of DAC and intangible assets	16	13	—	—	29
Employee compensation and benefit expenses	143	67	18	—	228
Other operating expenses	83	48	19	34	184
Total expenses	446	128	132	21	727
Equity in earnings of investees	61	—	(6)	(28)	27
Income (loss) before income taxes	489	(62)	(129)	(9)	289
Provision (benefit) for income taxes	60	(12)	(18)	(3)	27
Noncontrolling interests	—	—	—	6	6
Adjusted operating income (loss)	$429	$(50)	$(111)	$(12)	$256

	Year Ended December 31, 2019
	Insurance	Asset Management	Corporate	Other	Total

Revenues
Net earned premiums and credit derivative revenues	$511	$—	$—	$(18)	$493
Net investment income	383	—	4	(9)	378
Asset management fees	—	22	—	—	22
Fair value gains (losses) on FG VIEs	—	—	—	42	42
Fair value gains (losses) on CIVs	—	—	—	(3)	(3)
Commutation gains (losses)	1	—	—	—	1
Other income (loss)	22	—	(1)	10	31
Total revenues	917	22	3	22	964

Expenses
Loss expense	86	—	—	20	106
Interest expense	—	—	94	(5)	89
Amortization of DAC and intangible assets	18	3	—	—	21
Employee compensation and benefit expenses	137	24	17	—	178
Other operating expenses	83	7	22	10	122
Total expenses	324	34	133	25	516
Equity in earnings of investees	2	—	—	2	4
Income (loss) before income taxes	595	(12)	(130)	(1)	452
Provision (benefit) for income taxes	83	(2)	(19)	—	62
Noncontrolling interests	—	—	—	(1)	(1)
Adjusted operating income (loss)	$512	$(10)	$(111)	$—	$391

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Adjusted Operating Income Reconciliation	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Net income (loss) attributable to AGL	$148	$137	$362	$402
Less pre-tax adjustments:
Realized gains (losses) on investments	6	10	18	22
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	59	19	65	(10)
Fair value gains (losses) on committed capital securities (CCS)	(14)	(18)	(1)	(22)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	57	45	42	22
Total pre-tax adjustments	108	56	124	12
Less tax effect on pre-tax adjustments	(16)	(6)	(18)	(1)
Adjusted operating income (loss)	$56	$87	$256	$391

Per diluted share:
Net income (loss) attributable to AGL	$1.82	$1.42	$4.19	$4.00
Less pre-tax adjustments:
Realized gains (losses) on investments	0.08	0.11	0.21	0.22
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.72	0.19	0.75	(0.11)
Fair value gains (losses) on CCS	(0.17)	(0.18)	(0.01)	(0.22)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.71	0.46	0.49	0.21
Total pre-tax adjustments	1.34	0.58	1.44	0.10
Less tax effect on pre-tax adjustments	(0.21)	(0.06)	(0.22)	(0.01)
Adjusted operating income (loss)	$0.69	$0.90	$2.97	$3.91

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	December 31,	September 30,	December 31,	September 30,	December 31,
	2020	2020	2019	2019	2018
Shareholders' equity attributable to AGL	$6,643	$6,549	$6,639	$6,652	$6,555
Adjusted operating shareholders' equity	6,087	6,070	6,246	6,222	6,342
Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity	2	1	7	12	3

		Three Months Ended		Year Ended
		December 31,		December 31,
		2020	2019	2020	2019
Net income (loss) attributable to AGL		$148	$137	$362	$402
Adjusted operating income (loss)		56	87	256	391

Average shareholders' equity attributable to AGL		$6,596	$6,646	$6,641	$6,597
Average adjusted operating shareholders' equity		6,079	6,234	6,167	6,294
Gain (loss) related to VIE consolidation included in average adjusted operating shareholders' equity		2	10	5	5

GAAP ROE (1)		8.9%	8.2%	5.4%	6.1%
Adjusted operating ROE (1)		3.7%	5.6%	4.2%	6.2%

1)    Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	December 31,	September 30,	December 31,	September 30,	December 31,
	2020	2020	2019	2019	2018
Reconciliation of shareholders' equity attributable to AGL to adjusted book value(1):
Shareholders' equity attributable to AGL	$6,643	$6,549	$6,639	$6,652	$6,555
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	9	(50)	(56)	(74)	(45)
Fair value gains (losses) on CCS	52	65	52	70	74
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	611	563	486	529	247
Less taxes	(116)	(99)	(89)	(95)	(63)
Adjusted operating shareholders' equity	6,087	6,070	6,246	6,222	6,342
Pre-tax reconciling items:
Less: Deferred acquisition costs	119	118	111	107	105
Plus: Net present value of estimated net future revenue	182	183	206	209	219
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,355	3,346	3,296	2,892	3,005
Plus taxes	(597)	(596)	(590)	(502)	(526)
Adjusted book value	$8,908	$8,885	$9,047	$8,714	$8,935

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax provision of $-, $1, $2, $3 and $1)	2	$1	$7	$12	3

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax benefit of $2, $2, $1, $- and $4)	(8)	$(8)	$(4)	$—	(15)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for net present value of estimated net future revenues as of December 31, 2020 is 3%. The prior periods have been recast to present the net present value of net future revenues discounted at 3% instead of 6%.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Fixed-Maturity Securities, Short-Term Investments and Cash
As of December 31, 2020
(dollars in millions)

	Amortized Cost	Allowance for Credit Losses	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Fixed maturity securities, available-for-sale:
Obligations of states and political subdivisions(2)(4)	$3,633	$(11)	3.61%	3.32%	$3,991	$131
U.S. government and agencies	151	—	2.56	2.19	162	4
Corporate securities (4)	2,366	(42)	2.85	2.48	2,513	67
Mortgage-backed securities:
Residential mortgage-backed securities (RMBS) (3)(4)	571	(19)	4.55	3.84	566	26
Commercial mortgage-backed securities	358	—	3.51	3.03	387	13
Asset-backed securities (ABS)
CLOs	531	—	2.44	1.94	532	13
Other ABS (4)	427	(6)	5.95	4.80	449	25
Non-U.S. government securities	167	—	1.10	1.10	173	2
Total fixed maturity securities	8,204	(78)	3.43	3.02	8,773	281
Short-term investments	851	—	0.03	0.03	851	—
Cash (5)	162	—	—	—	162	—
Total	$9,217	$(78)	3.11%	2.74%	$9,786	$281

Ratings (6):	Fair Value	% of Portfolio
U.S. government and agencies	$162	1.8%
AAA/Aaa	1,360	15.5%
AA/Aa	3,200	36.5%
A/A	2,232	25.4%
BBB	1,053	12.0%
Below investment grade (BIG) (7)	708	8.1%
Not rated	58	0.7%
Total fixed maturity securities, available-for-sale	$8,773	100.0%

Duration of fixed maturity securities and short-term investments (in years):		4.3

Average ratings of fixed maturity securities and short-term investments		A+

1)    Represents annualized investment income based on amortized cost and pre-tax book yields.
2)    Includes obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $8 million insured by Assured Guaranty Municipal Corp. (AGM).
3) Includes fair value of $199 million in subprime RMBS, which has an average rating of BIG.
4)    Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.
5)    Cash is not included in the yield calculation.
6)    Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.
7)    Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,051 million in par with carrying value of $707 million.

Assured Guaranty Ltd.
Investment Portfolio, Cash and CIVs
GAAP
(dollars in millions)

Investment Portfolio, Cash and CIVs as of December 31, 2020

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities	$8,703	$70	$—	$8,773

Short-term investments	607	224	20	851
Cash	120	11	31	162
Total short-term investments and cash	727	235	51	1,013

Other invested assets
Equity method investments-AssuredIM Funds	345	—	(254)	91
Equity method investments-other	99	8	—	107
Other	6	—	10	16
Other invested assets	450	8	(244)	214

Total investment portfolio and cash	$9,880	$313	$(193)	$10,000

CIVs
Assets of CIVs	$—	$—	$1,913	$1,913
Liabilities of CIVs	—	—	(1,590)	(1,590)
Redeemable noncontrolling interests	—	—	(21)	(21)
Nonredeemable noncontrolling interests	—	—	(41)	(41)
Total CIVs	$—	$—	$261	$261

Investment Portfolio, Cash and CIVs as of December 31, 2019

	Insurance Subsidiaries	Holding Companies	Other	AGL Consolidated

Fixed-maturity securities	$8,847	$7	$—	$8,854

Short-term investments	857	354	57	1,268
Cash	136	5	28	169
Total short-term investments and cash	993	359	85	1,437

Other invested assets
Equity method investments-AssuredIM Funds	77	—	(77)	—
Equity method investments-other	99	12	—	111
Other	7	—	—	7
Other invested assets	183	12	(77)	118

Total investment portfolio and cash	$10,023	$378	$8	$10,409

CIVs
Assets of CIVs	$—	$—	$572	$572
Liabilities of CIVs	—	—	(482)	(482)
Redeemable noncontrolling interests	—	—	(7)	(7)
Nonredeemable noncontrolling interests	—	—	(6)	(6)
Total CIVs	$—	$—	$77	$77

Assured Guaranty Ltd.
Income from Investment Portfolio and CIVs
Segment
(dollars in millions)

Net Investment Income, Equity in Earning of Investees and Fair Value Gains (Losses) on CIVs on a Segment basis for the Year Ended December 31, 2020 and December 31, 2019

	Year Ended December 31, 2020
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$310	$—	$2	$(15)	$297

Equity in earnings of investees
AssuredIM Funds	$42	$—	$—	$(28)	$14
Other	19	—	(6)	—	13
Equity in earnings of investees	$61	$—	$(6)	$(28)	$27

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$41	$41
Noncontrolling interests	—	—	—	(6)	(6)
Total CIVs	$—	$—	$—	$35	$35

	Year Ended December 31, 2019
	Insurance	Asset Management	Corporate	Other	Total

Net investment income	$383	$—	$4	$(9)	$378

Equity in earnings of investees
AssuredIM Funds	$(2)	$—	$—	$2	$—
Other	4	—	—	—	4
Equity in earnings of investees	$2	$—	$—	$2	$4

CIVs
Fair value gains (losses) on CIVs	$—	$—	$—	$(3)	$(3)
Noncontrolling interests	—	—	—	1	1
Total CIVs	$—	$—	$—	$(2)	$(2)

Insurance Segment

Assured Guaranty Ltd.
Insurance Segment Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Net earned premiums and credit derivative revenues	$159	$129	$504	$511
Net investment income	70	85	310	383
Commutation gains (losses)	—	—	38	1
Other income (loss)	14	6	22	22
Total revenues	243	220	874	917

Expenses
Loss expense	71	20	204	86
Amortization of DAC	5	5	16	18
Employee compensation and benefit expenses	38	32	143	137
Other operating expenses	24	23	83	83
Total expenses	138	80	446	324
Equity in earnings of investees	24	(1)	61	2
Adjusted operating income (loss) before income taxes	129	139	489	595
Provision (benefit) for income taxes	20	6	60	83
Adjusted operating income (loss)	$109	$133	$429	$512

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2020
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (7)	Eliminations(2)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,864	$1,717	$305	$701	$(510)	$5,077
Contingency reserve(1)	940	617	184	—	(184)	1,557
Qualified statutory capital	3,804	2,334	489	701	(694)	6,634
Unearned premium reserve and net deferred ceding commission income(1)	2,112	363	110	589	(191)	2,983
Loss and LAE reserves (1)	64	13	(1)	125	1	202
Total policyholders' surplus and reserves	5,980	2,710	598	1,415	(884)	9,819
Present value of installment premium (8)	445	190	—	223	—	858
CCS	200	200	—	—	—	400
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,625	3,100	598	1,638	(884)	11,077
Adjustment for MAC (3)	363	235	—	—	(598)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$6,262	$2,865	$598	$1,638	$(286)	$11,077

Statutory net exposure (4)	$136,115	$19,948	$13,816	$60,676	$(619)	$229,936
Equity method adjustment (3)	8,386	5,430	—	—	(13,816)	—
Adjusted statutory net exposure (1)	$144,501	$25,378	$13,816	$60,676	$(14,435)	$229,936

Net debt service outstanding (4)	$219,534	$29,966	$20,481	$92,662	$(1,323)	$361,320
Equity method adjustment (3)	12,432	8,049	—	—	(20,481)	—
Adjusted net debt service outstanding (1)	$231,966	$38,015	$20,481	$92,662	$(21,804)	$361,320
Ratios:
Adjusted net exposure to qualified statutory capital	38:1	11:1	28:1	87:1		35:1
Capital ratio (5)	61:1	16:1	42:1	132:1		54:1
Financial resources ratio (6)	35:1	12:1	34:1	57:1		33:1
Adjusted statutory net exposure to claims-paying resources (incl. MAC adj. for AGM and AGC)	22:1	8:1	23:1	37:1		21:1

1)    The numbers shown for AGM and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. AGM has been adjusted to include 100% share of its United Kingdom (U.K.) and French insurance subsidiaries. Amounts include financial guaranty insurance and credit derivatives.
2)    Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations of intercompany deferred ceding commissions. Net exposure and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net exposure related to intercompany cessions from AGM and AGC to MAC.
3)    Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.
4)    Net exposure and net debt service outstanding are presented on a statutory basis. Includes $928 million of specialty insurance and reinsurance exposure.
5)    The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.
6)    The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).
7)    Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.
8)    Discount rate was changed to 3% in the first quarter of 2020 from a 6% discount rate.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended December 31, 2020 and December 31, 2019 (1)

	Three Months Ended					Three Months Ended
	December 31, 2020					December 31, 2019
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$112	$(1)	$8	$1	$120	$79	$383	$53	$3	$518
Less: Installment GWP and other GAAP adjustments(2)	33	(2)	7	1	39	—	383	52	1	436
Upfront GWP	79	1	1	—	81	79	—	1	2	82
Plus: Installment premium PVP	31	8	4	2	45	—	280	19	1	300
Total PVP	$110	$9	$5	$2	$126	$79	$280	$20	$3	$382

Gross par written	$6,343	$—	$192	$253	$6,788	$6,452	$5,635	$422	$45	$12,554

Reconciliation of GWP to PVP for the Year Ended December 31, 2020 and December 31, 2019 (1)

	Year Ended					Year Ended
	December 31, 2020					December 31, 2019
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S. (2)	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$294	$142	$18	$—	$454	$198	$417	$57	$5	$677
Less: Installment GWP and other GAAP adjustments(2)	33	141	17	—	191	(3)	417	55	—	469
Upfront GWP	261	1	1	—	263	201	—	2	5	208
Plus: Installment premium PVP(2)	31	81	13	2	127	—	308	51	2	361
Total PVP	$292	$82	$14	$2	$390	$201	$308	$53	$7	$569

Gross par written	$21,198	$1,434	$380	$253	$23,265	$16,337	$6,347	$1,581	$88	$24,353

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for PVP as of December 31, 2020 is 3%. Prior period has been recast to present PVP discounted at 3% instead of 6%.
2)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2020		December 31, 2020
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance:
General obligation	$2,178	A-	$8,779	A-
Municipal utilities	1,242	A-	3,421	A-
Tax backed	1,414	A-	3,147	A-
Healthcare	388	BBB+	2,816	BBB+
Higher education	53	A-	1,479	BBB+
Infrastructure finance	787	BBB	787	BBB
Transportation	154	A-	583	A-
Housing revenue	—	—	59	BB-
Other	127	A+	127	A+
Total U.S. public finance	6,343	A-	21,198	A-
Non-U.S. public finance:
Renewable energy	—	—	1,103
Sovereign and sub-sovereign	—	—	214	A+
Infrastructure finance	—	—	117	BBB+
Total non-U.S. public finance	—	—	1,434	BBB+
Total public finance	$6,343	A-	$22,632	A-

U.S. structured finance:
Insurance securitization	181	AA-	321	AA-
Structured credit	—	—	48	BBB
Other	11	BBB+	11	BBB+
Total U.S. structured finance	192	AA-	380	AA-
Non-U.S. structured finance:
Insurance securitization	253	AA-	253	AA-
Total non-U.S. structured finance	253	AA-	253	AA-
Total structured finance	$445	AA-	$633	AA-

Total gross par written	$6,788	A-	$23,265	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-19	2Q-19	3Q-19	4Q-19	1Q-20	2Q-20	3Q-20	4Q-20	2019	2020
PVP:
Public finance - U.S.	$32	$44	$46	$79	$29	$60	$93	$110	$201	$292
Public finance - non-U.S.	4	8	16	280	21	28	24	9	308	82
Structured finance - U.S.	5	3	25	20	1	8	—	5	53	14
Structured finance - non-U.S.	1	1	2	3	—	—	—	2	7	2
Total PVP	$42	$56	$89	$382	$51	$96	$117	$126	$569	$390

Reconciliation of GWP to PVP:

Total GWP	$39	$51	$69	$518	$64	$149	$121	$120	$677	$454
Less: Installment GWP and other GAAP adjustments	5	7	21	436	35	89	28	39	469	191
Upfront GWP	34	44	48	82	29	60	93	81	208	263
Plus: Installment premium PVP	8	12	41	300	22	36	24	45	361	127
Total PVP	$42	$56	$89	$382	$51	$96	$117	$126	$569	$390

Gross par written:
Public finance - U.S.	$2,016	$3,657	$4,212	$6,452	$2,641	$5,282	$6,932	$6,343	$16,337	$21,198
Public finance - non-U.S.	176	299	237	5,635	377	557	500	—	6,347	1,434
Structured finance - U.S.	494	227	438	422	15	173	—	192	1,581	380
Structured finance - non-U.S.	21	—	22	45	—	—	—	253	88	253
Total	$2,707	$4,183	$4,909	$12,554	$3,033	$6,012	$7,432	$6,788	$24,353	$23,265

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. Prior periods have been recast to present PVP discounted at 3% for first quarter of 2020 and all quarters of 2019, instead of a 6% discount rate.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Financial Guaranty Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues (3)
2020 (as of December 31)		$366,233
2021 Q1	$5,785	360,448	$80	$5	$1	$3
2021 Q2	4,960	355,488	80	5	1	3
2021 Q3	6,925	348,563	79	5	1	3
2021 Q4	6,118	342,445	77	5	1	3
2022	20,815	321,630	290	20	4	10
2023	18,287	303,343	267	18	3	9
2024	19,036	284,307	246	17	3	9
2025	18,905	265,402	223	16	3	9

2021-2025	100,831	265,402	1,342	91	17	49
2026-2030	81,487	183,915	907	64	12	38
2031-2035	66,578	117,337	626	41	11	31
2036-2040	48,135	69,202	362	27	4	21
After 2040	69,202	—	501	46	—	16
Total	$366,233		$3,738	$269	$44	$155

1)    Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2020. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.
2)    See page 22, ‘‘Net Expected Loss to be Expensed.’’
3)     Represents a non-GAAP financial measure. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended December 31, 2020

	Net Expected Loss to be Paid (Recovered) as of September 30, 2020	Economic Loss Development (Benefit) During 4Q-20	(Paid) Recovered Losses During 4Q-20	Net Expected Loss to be Paid (Recovered) as of December 31, 2020
Public Finance:
U.S. public finance(2)	$263	$48	$(6)	$305
Non-U.S public finance	33	4	(1)	36
Public Finance	296	52	(7)	341

Structured Finance:
U.S. RMBS(3)	137	(10)	21	148
Other structured finance	38	2	0	40
Structured Finance	175	(8)	21	188
Total	$471	$44	$14	$529

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Year Ended December 31, 2020

	Net Expected Loss to be Paid (Recovered) as of December 31, 2019	Economic Loss Development (Benefit) During 2020	(Paid) Recovered Losses During 2020	Net Expected Loss to be Paid (Recovered) as of December 31, 2020
Public Finance:
U.S. public finance(2)	$531	$190	$(416)	$305
Non-U.S public finance	23	13	—	36
Public Finance	554	203	(416)	341

Structured Finance:
U.S. RMBS(3)	146	(71)	73	148
Other structured finance	37	13	(10)	40
Structured Finance	183	(58)	63	188
Total	$737	$145	$(353)	$529

1)    Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).
2)    The total net expected loss for troubled U.S. public finance exposures is net of a credit for estimated future recoveries of $1,154 million as of December 31, 2020 and $819 million as of December 31, 2019, for claims already paid.
3)    Includes future net representations and warranties (R&W) payable of $74 million as of December 31, 2020 and $53 million as of December 31, 2019.

Assured Guaranty Ltd.
Loss Measures
As of December 31, 2020
(dollars in millions)

		Three Months Ended December 31, 2020			Year Ended December 31, 2020
	Total Net Par Outstanding for BIG Transactions	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)	GAAP Loss and LAE (1)	Loss and LAE included in Adjusted Operating Income (2)	Insurance Segment Loss and LAE (3)
Public finance:
U.S. public finance	$5,439	$72	$72	$72	$225	$225	$225
Non-U.S public finance	895	2	2	2	5	5	5
Public finance	6,334	74	74	74	230	230	230
Structured finance:
U.S. RMBS	1,480	(2)	—	(4)	(34)	(39)	(36)
Other structured finance	161	1	1	1	7	10	10
Structured finance	1,641	(1)	1	(3)	(27)	(29)	(26)
Total	$7,975	$73	$75	$71	$203	$201	$204

1)    Includes loss expense related to contracts that are accounted for as insurance contracts.
2)    Includes loss expense related to contracts that are accounted for as insurance contracts and credit derivatives.
3)    Includes loss expense related to contracts that are accounted for as insurance contracts, credit derivatives, and consolidated FG VIEs.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed(1)
As of December 31, 2020
(dollars in millions)

GAAP

2021 Q1	$8
2021 Q2	9
2021 Q3	9
2021 Q4	8
2022	35
2023	32
2024	32
2025	30
2021-2025	163
2026-2030	123
2031-2035	75
2036-2040	18
After 2040	4
Total expected present value of net expected loss to be expensed(2)	383
Future accretion	104
Total expected future loss and LAE	$487

1)    The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 1.72% for U.S. dollar denominated obligations.
2)      Excludes $31 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Internal Rating by Asset Type

	December 31, 2020		December 31, 2019
	Net Par Outstanding	Average Internal Rating	Net Par Outstanding	Average Internal Rating
U.S. public finance:
General obligation	$72,268	A-	$73,467	A-
Tax backed	34,800	A-	37,047	A-
Municipal utilities	25,275	A-	26,195	A-
Transportation	15,179	BBB+	16,209	BBB+
Healthcare	8,691	BBB+	7,148	A-
Higher education	6,127	A-	5,916	A-
Infrastructure finance	5,843	A-	5,429	A-
Housing revenue	1,149	BBB	1,321	BBB+
Investor-owned utilities	644	A-	655	A-
Renewable energy	204	A-	210	A-
Other public finance	1,417	A-	1,890	A-
Total U.S. public finance	171,597	A-	175,487	A-
Non-U.S. public finance:
Regulated utilities	19,370	BBB+	18,995	BBB+
Infrastructure finance	17,819	BBB	17,952	BBB
Sovereign and sub-sovereign	11,682	A+	11,341	A+
Renewable energy	2,708	A-	1,555	A
Pooled infrastructure	1,449	AAA	1,416	AAA
Total non-U.S. public finance	53,028	A-	51,259	A-
Total public finance	$224,625	A-	$226,746	A-

U.S. structured finance:
RMBS	$2,990	BBB-	$3,546	BBB-
Life insurance transactions	2,581	AA-	1,776	AA-
Pooled corporate obligations	1,193	AA	1,401	AA-
Financial products	820	AA-	1,019	AA-
Consumer receivables	768	A-	962	A-
Other structured finance	600	A-	596	BBB+
Total U.S. structured finance	8,952	A	9,300	A-

Non-U.S. structured finance:
RMBS	357	A	427	A
Pooled corporate obligations	—	—	55	BB+
Other structured finance	219	A+	279	A+
Total non-U.S. structured finance	576	A	761	A
Total structured finance	$9,528	A	$10,061	A-

Total	$234,153	A-	$236,807	A-

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of December 31, 2020
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$340	0.2%	$2,617	4.9%	1,146	12.8%	152	26.4%	$4,255	1.8%
AA	16,742	9.7	4,690	8.8	4,324	48.3	35	6.0	25,791	11.0
A	90,914	53.0	11,646	22.0	1,006	11.3	137	23.8	103,703	44.3
BBB	58,162	33.9	33,180	62.6	835	9.3	252	43.8	92,429	39.5
BIG	5,439	3.2	895	1.7	1,641	18.3	—	—	7,975	3.4
Net Par Outstanding (1)	$171,597	100.0%	$53,028	100.0%	$8,952	100.0%	$576	100.0%	$234,153	100.0%

1)    As of December 31, 2020, the Company excluded $1.4 billion of net par attributable to loss mitigation strategies.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of December 31, 2020
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$34,036	14.6%
Pennsylvania	15,464	6.6
New York	15,461	6.6
Texas	15,054	6.5
Illinois	13,397	5.7
New Jersey	10,179	4.3
Florida	6,887	2.9
Michigan	5,264	2.2
Louisiana	4,820	2.1
Puerto Rico	3,725	1.6
Other	47,310	20.2
Total U.S. public finance	171,597	73.3
U.S. structured finance	8,952	3.8
Total U.S.	180,549	77.1

Non-U.S.:
United Kingdom	39,125	16.7
France	3,159	1.4
Canada	2,309	1.0
Australia	1,956	0.8
Spain	1,814	0.8
Other	5,241	2.2
Total non-U.S.	53,604	22.9

Total net par outstanding	$234,153	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Specialty Insurance and Reinsurance Exposure
As of December 31, 2020
(dollars in millions)

	Gross Exposure		Net Exposure
	As of		As of
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Life insurance transactions (1)	$1,121	$1,046	$720	$898
Aircraft residual value insurance policies (2)	363	398	208	243
Total	1,484	1,444	928	1,141

1)    The life insurance transactions net exposure is projected to increase to approximately $957 million by March 31, 2027.
2)    As of December 31, 2020, $13 million of aircraft residual value insurance exposure was rated BIG.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2020 (as of December 31)						$9,528
2021 Q1	$57	$138	$25	$124	$344	9,184
2021 Q2	95	120	4	80	299	8,885
2021 Q3	89	116	(16)	54	243	8,642
2021 Q4	64	114	(10)	198	366	8,276
2022	243	403	17	34	697	7,579
2023	176	319	10	139	644	6,935
2024	30	306	13	114	463	6,472
2025	24	261	27	174	486	5,986

2021-2025	778	1,777	70	917	3,542	5,986
2026-2030	120	611	416	1,225	2,372	3,614
2031-2035	116	188	292	1,133	1,729	1,885
2036-2040	179	408	41	972	1,600	285
After 2040	—	6	1	278	285	—
Total structured finance	$1,193	$2,990	$820	$4,525	$9,528

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2020 (as of December 31)		$224,625
2021 Q1	$2,925	221,700
2021 Q2	2,412	219,288
2021 Q3	4,288	215,000
2021 Q4	3,461	211,539
2022	10,967	200,572
2023	8,970	191,602
2024	10,303	181,299
2025	10,630	170,669

2021-2025	53,956	170,669
2026-2030	46,673	123,996
2031-2035	42,582	81,414
2036-2040	32,535	48,879
After 2040	48,879	—
Total public finance	$224,625

Net par outstanding (end of period)

	1Q-19	2Q-19	3Q-19	4Q-19	1Q-20	2Q-20	3Q-20	4Q-20
Public finance - U.S.	$181,408	$180,537	$176,515	$175,487	$172,795	$173,143	$172,570	$171,597
Public finance - non-U.S.	44,615	44,488	42,882	51,259	48,575	49,293	51,242	53,028
Structured finance - U.S.	10,337	9,549	9,226	9,300	8,806	8,822	8,581	8,952
Structured finance - non-U.S.	965	793	752	761	722	701	682	576
Net par outstanding	$237,325	$235,367	$229,375	$236,807	$230,898	$231,959	$233,075	$234,153

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of December 31, 2020
(dollars in millions)

Exposure to Puerto Rico

	Par Outstanding		Debt Service Outstanding
	Gross	Net	Gross	Net
Total	$3,789	$3,725	$5,674	$5,591

Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (1)	Total Net Par Outstanding	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds(2)	$574	$185	$353	$—	$1,112	$1,150
Puerto Rico Public Buildings Authority (PBA) (2)	2	134	—	(2)	134	140
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (2)	244	472	180	(79)	817	817
PRHTA (Highway revenue) (2)	399	63	31	—	493	493
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	15	1	—	16	16
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA) (2)	489	71	216	—	776	787
Puerto Rico Municipal Finance Agency (MFA) (3)	151	23	49	—	223	232
Puerto Rico Aqueduct and Sewer Authority (PRASA) and University of Puerto Rico (U of PR) (3)	—	2	—	—	2	2
Total exposure to Puerto Rico	$1,859	$1,117	$830	$(81)	$3,725	$3,789

1)    Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
2)    As of the date of this filing, the seven-member financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.
3)    As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of December 31, 2020
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031 -2035	2036 -2040	2041 -2042	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$—	$—	$16	$—	$37	$14	$73	$68	$34	$90	$33	$63	$48	$491	$145	$—	$1,112
PBA	—	—	12	—	—	7	—	6	11	40	1	1	1	38	17	—	134
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	—	—	18	—	28	33	4	29	24	29	34	49	31	242	251	45	817
PRHTA (Highway revenue)	—	—	35	—	40	32	32	34	1	—	10	13	16	227	53	—	493
PRCCDA	—	—	—	—	—	—	—	—	—	19	—	—	—	104	29	—	152
PRIFA	—	—	—	—	—	2	—	—	—	—	—	—	—	—	10	4	16
Other Public Corporations
PREPA	—	—	28	—	28	95	93	68	106	105	68	39	44	102	—	—	776
MFA	—	—	43	—	43	23	19	18	37	15	12	7	6	—	—	—	223
PRASA and U of PR	—	—	—	—	—	—	1	—	—	—	—	—	—	1	—	—	2
Total	$—	$—	$152	$—	$176	$206	$222	$223	$213	$298	$158	$172	$146	$1,205	$505	$49	$3,725

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of December 31, 2020
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031 -2035	2036 -2040	2041 -2042	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$29	$—	$45	$—	$94	$70	$128	$119	$82	$136	$75	$103	$84	$623	$159	$—	$1,747
PBA	4	—	16	—	7	13	6	13	17	44	3	3	3	49	18	—	196
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	21	—	40	—	69	73	42	67	61	64	67	81	61	367	300	47	1,360
PRHTA (Highway revenue)	13	—	48	—	64	54	53	53	18	17	27	30	31	277	55	—	740
PRCCDA	3	—	3	—	7	7	7	7	7	26	6	6	6	127	31	—	243
PRIFA	—	—	—	—	1	3	1	1	1	1	—	1	1	3	13	4	30
Other Public Corporations
PREPA	16	3	43	3	62	128	122	91	126	122	80	47	52	110	—	—	1,005
MFA	6	—	49	—	52	29	24	22	41	17	14	8	6	—	—	—	268
PRASA and U of PR	—	—	—	—	—	—	1	—	—	—	—	—	—	1	—	—	2
Total	$92	$3	$244	$3	$356	$377	$384	$373	$353	$427	$272	$279	$244	$1,557	$576	$51	$5,591

Assured Guaranty Ltd.
U.S. RMBS Profile
As of December 31, 2020
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$4	$111	$14	$625	$—	$754
AA	27	90	9	177	1	304
A	—	25	—	25	106	156
BBB	6	6	1	8	275	296
BIG	53	288	21	949	169	1,480
Total exposures	$90	$520	$45	$1,784	$551	$2,990

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$16	$17	$—	$491	$33	$557
2005	38	183	20	207	101	549
2006	36	35	2	170	179	422
2007	—	285	23	877	238	1,423
2008	—	—	—	39	—	39
Total exposures	$90	$520	$45	$1,784	$551	$2,990

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2020
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$279	23.6%	47.2%	70.2%
AA	569	48.1	39.6%	48.2%
A	312	26.4	40.6%	43.1%
BBB	22	1.9	49.3%	50.6%
Total exposures	$1,182	100.0%	41.8%	52.1%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Number of Transactions	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$529	44.8%	44.3%	59.9%	14	AA+
U.S. mortgage and real estate investment trusts	98	8.2	47.3%	63.5%	3	A
CLOs	555	47.0	38.5%	42.5%	3	A+
Total exposures	$1,182	100.0%	41.8%	52.1%	20	AA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 3)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	As of
	December 31, 2020	December 31, 2019
U.S. public finance:
Tax backed	$2,167	$1,858
General obligation	1,657	1,969
Municipal utilities	1,109	1,472
Higher education	147	178
Transportation	100	100
Housing revenue	94	17
Infrastructure finance	33	35
Healthcare	28	32
Renewable energy	—	3
Other public finance	104	107
Total U.S. public finance	5,439	5,771
Non-U.S. public finance:
Sovereign and sub-sovereign	455	415
Infrastructure finance	403	444
Renewable energy	37	39
Total non-U.S. public finance	895	898
Total public finance	$6,334	$6,669

U.S. structured finance:
RMBS	$1,480	$1,618
Consumer receivables	90	108
Life insurance transactions	40	40
Other structured finance	31	30
Total U.S. structured finance	1,641	1,796
Non-U.S. structured finance:
Pooled corporate obligations	—	40
Other structured finance	—	1
Total non-U.S. structured finance	—	41
Total structured finance	$1,641	$1,837
Total BIG net par outstanding	$7,975	$8,506

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 3)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	As of
	December 31, 2020	December 31, 2019
BIG Category 1
U.S. public finance	$1,777	$1,582
Non-U.S. public finance	846	854
U.S. structured finance	228	191
Non-U.S. structured finance	—	40
Total BIG Category 1	2,851	2,667
BIG Category 2
U.S. public finance	57	430
Non-U.S. public finance	—	—
U.S. structured finance	77	136
Non-U.S. structured finance	—	—
Total BIG Category 2	134	566
BIG Category 3
U.S. public finance	3,605	3,759
Non-U.S. public finance	49	44
U.S. structured finance	1,336	1,469
Non-U.S. structured finance	—	1
Total BIG Category 3	4,990	5,273
BIG Total	$7,975	$8,506

1)    Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 3)
As of December 31, 2020
(dollars in millions)

Public Finance and Structured Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating (1)	60+ Day Delinquencies
Name or description
U.S. public finance:
Puerto Rico Highways & Transportation Authority	$1,310	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,262	CCC
Puerto Rico Electric Power Authority	776	CCC
Illinois Sports Facilities Authority	261	BB+
Puerto Rico Municipal Finance Agency	223	CCC
Jackson Water & Sewer System, Mississippi	178	BB
Virgin Islands Public Finance Authority (Gross Receipts)	164	BB
Puerto Rico Convention Center District Authority	152	CCC
Stockton City, California	104	B
Harrisburg Parking System, Pennsylvania	78	B
Alabama State University	73	BB+
San Jacinto River Authority (GRP Project), Texas	67	BB+
Indiana University of Pennsylvania, Pennsylvania	62	BB
Atlantic City, New Jersey	55	BB
Virgin Islands Water and Power Authority	52	CCC
Total U.S. public finance	$4,817

Non-U.S. public finance:
Valencia Fair	$342	BB+
Road Management Services PLC (A13 Highway)	180	B+
M6 Duna Autopalya Koncesszios Zrt.	113	BB+
CountyRoute (A130) plc	76	BB-
Total non-U.S. public finance	$711
Total	$5,528

U.S. structured finance:
RMBS:
Option One 2007-FXD2	$158	CCC	26.0%
Soundview 2007-WMC1	153	CCC	39.3%
Option One Mortgage Loan Trust 2007-HL1	107	CCC	21.1%
Nomura Asset Accept. Corp. 2007-1	93	CCC	28.0%
Argent Securities Inc. 2005-W4	93	CCC	9.8%
New Century 2005-A	77	CCC	22.0%
MABS 2007-NCW	57	BB	28.8%
ACE 2007-SL1	51	CCC	2.9%
Subtotal RMBS	$789

Non-RMBS:

Subtotal non-RMBS	$—
Total U.S. structured finance	$789

Total non-U.S. structured finance	$—
Total	$789
1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 3)
As of December 31, 2020
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating (1)
New Jersey (State of)	$3,844	BBB
New York Metropolitan Transportation Authority	1,852	A-
Pennsylvania (Commonwealth of)	1,852	A-
Illinois (State of)	1,705	BBB-
Puerto Rico Highways & Transportation Authority	1,310	CCC
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,262	CCC
North Texas Tollway Authority	1,156	A
Metro Washington Airports Authority (Dulles Toll Road)	1,082	BBB
Foothill/Eastern Transportation Corridor Agency, California	1,017	BBB
Suffolk County, New York	985	BBB
California (State of)	984	AA-
CommonSpirit Health, IL	940	A-
San Diego Family Housing, LLC	938	AA
Philadelphia School District, Pennsylvania	917	A-
Chicago Public Schools, Illinois	905	BBB-
New York (City of), New York	897	AA-
Great Lakes Water Authority (Sewerage), Michigan	897	A-
Port Authority of New York and New Jersey	863	BBB-
Alameda Corridor Transportation Authority, California	857	BBB+
Yankee Stadium LLC New York City Industrial Development Authority	856	BBB
Massachusetts (Commonwealth of)	825	AA-
Massachusetts (Commonwealth of) Water Resources	823	AA
Wisconsin (State of)	819	A
Long Island Power Authority	797	A-
Puerto Rico Electric Power Authority	776	CCC
Pennsylvania Turnpike Commission	762	A-
Metropolitan Pier and Exposition Authority, Illinois	755	BBB-
ProMedica Healthcare Obligated Group, Ohio	750	BBB
Montefiore Medical Center, New York	749	BBB-
Jefferson County Alabama Sewer	719	BBB
Clark County School District, Nevada	689	BBB+
Pittsburgh Water & Sewer, Pennsylvania	687	A-
Nassau County, New York	675	A-
Regional Transportation Authority (Sales Tax), Illinois	625	AA-
Philadelphia (City of), Pennsylvania	623	BBB+
Connecticut (State of)	620	A-
North Carolina Turnpike Authority	588	BBB-
Hayward Unified School District, California	585	A
LCOR Alexandria LLC	575	A-
Oglethorpe Power Corporation, Georgia	575	BBB
Chicago (City of), Illinois	557	BBB-
Kansas City, Missouri	523	A
New Jersey Turnpike Authority	516	A-
Garden State Preservation Trust, New Jersey Open Space & Farmland	515	BBB+
Sacramento County, California	501	A-
Georgia Board of Regents	491	A
San Bernardino City Unified School District, California	467	A+
New York State Thruway Authority	461	A-
Jets Stadium Development, LLC	443	BBB
Harris County - Houston Sports Authority, Texas	420	BBB
Total top 50 U.S. public finance exposures	$44,030
1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 3)
As of December 31, 2020
(dollars in millions)

25 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating (1)
Private US Insurance Securitization	$1,000	AA
Private US Insurance Securitization	500	AA-
Private US Insurance Securitization	394	AA-
Private US Insurance Securitization	364	AA-
SLM Student Loan Trust 2007-A	342	A+
Fortress Credit Opportunities VII CLO Limited	257	AA-
ABPCI Direct Lending Fund CLO I Ltd	208	A
Option One 2007-FXD2	158	CCC
Soundview 2007-WMC1	153	CCC
SLM Student Loan Trust 2006-C	148	AA-
Private US Insurance Securitization	137	AA
Timberlake Financial, LLC Floating Insured Notes	120	BBB+
CWABS 2007-4	112	A+
New Century Home Equity Loan Trust 2006-1	111	AAA
Option One Mortgage Loan Trust 2007-HL1	107	CCC
Nomura Asset Accept. Corp. 2007-1	93	CCC
Argent Securities Inc. 2005-W4	93	CCC
Brightwood Fund III Static 2018-1, LLC	90	AA
Soundview Home Equity Loan Trust 2006-OPT1	89	AAA
Countrywide HELOC 2006-I	84	A
OwnIt Mortgage Loan ABS Certificates 2006-3	83	AAA
CWALT Alternative Loan Trust 2007-HY9	80	A
Preferred Term Securities XXIV, Ltd.	78	AA-
New Century 2005-A	77	CCC
Structured Asset Investment Loan Trust 2006-1	74	AAA
Total top 25 U.S. structured finance exposures	$4,952

1)    Transactions below B- are categorized as CCC.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 3)
As of December 31, 2020
(dollars in millions)

50 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,857	BBB
Thames Water Utility Finance PLC	United Kingdom	1,986	BBB
Quebec Province	Canada	1,927	A+
Southern Gas Networks PLC	United Kingdom	1,851	BBB
Dwr Cymru Financing Limited (Welsh Water Plc)	United Kingdom	1,718	A-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,640	BBB+
Anglian Water Services Financing PLC	United Kingdom	1,565	A-
National Grid Gas PLC	United Kingdom	1,376	BBB+
British Broadcasting Corporation (BBC)	United Kingdom	1,297	A+
Channel Link Enterprises Finance PLC	France, United Kingdom	1,278	BBB
Verbund, Lease and Sublease of Hydro-Electric Equipment	Austria	1,147	AAA
Capital Hospitals (Issuer) PLC	United Kingdom	948	BBB-
Aspire Defence Finance plc	United Kingdom	870	BBB+
Verdun Participations 2 S.A.S.	France	763	BBB-
Yorkshire Water Services Finance Plc	United Kingdom	700	A-
Sydney Airport Finance Company	Australia	682	BBB+
Envestra Limited	Australia	680	A-
South Lanarkshire Schools	United Kingdom	624	BBB
Campania Region - Healthcare receivable	Italy	618	BB+
National Grid Company PLC	United Kingdom	612	BBB+
Coventry & Rugby Hospital Company (Walsgrave Hospital) Plc	United Kingdom	558	BBB-
Severn Trent Water Utilities Finance Plc	United Kingdom	556	BBB+
Derby Healthcare PLC	United Kingdom	530	BBB
Wessex Water Services Finance Plc	United Kingdom	512	BBB+
International Infrastructure Pool	United Kingdom	483	AAA
International Infrastructure Pool	United Kingdom	483	AAA
International Infrastructure Pool	United Kingdom	483	AAA
North Staffordshire PFI, 32-year EIB Index-Linked Facility	United Kingdom	480	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	480	BBB
United Utilities Water PLC	United Kingdom	478	BBB+
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	478	BBB+
South East Water	United Kingdom	450	BBB
Scotland Gas Networks plc	United Kingdom	444	BBB
Japan Expressway Holding and Debt Repayment Agency	Japan	427	A+
Comision Federal De Electricidad (CFE) El Cajon Project	Mexico	400	BBB-
Q Energy - Phase II	Spain	396	BBB+
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	393	BBB
Hypersol Solar Inversiones, S.A.U.	Spain	385	BBB
Private International Sub-Sovereign Transaction	United Kingdom	385	AA-
NATS (En Route) PLC	United Kingdom	373	A-
Q Energy - Phase III	Spain	353	BBB+
Octagon Healthcare Funding PLC	United Kingdom	342	BBB
Valencia Fair	Spain	342	BB+
Private International Sub-Sovereign Transaction	United Kingdom	340	A
Bakethin Finance Plc	United Kingdom	325	A-
Leeds Hospital - St. James's Oncology Financing plc	United Kingdom	319	BBB
Catalyst Healthcare (Romford) Financing PLC	United Kingdom	318	BBB
Dali Capital PLC-Northumbrian Water	United Kingdom	311	BBB+
Western Power Distribution (South Wales) PLC	United Kingdom	308	BBB+
MPC Funding Limited	Australia	307	BBB+
Total top 50 non-U.S. exposures		$37,578
Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Asset Management Segment

Assured Guaranty Ltd.
Asset Management Segment Results (1 of 3)
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues
Management fees:
CLOs	$11	$3	$23	$3
Opportunity funds and liquid strategies	4	2	11	2
Wind-down funds	4	13	25	13
Total management fees	19	18	59	18
Performance fees	1	4	1	4
Other income	2	—	6	—
Total revenues	22	22	66	22

Expenses
Amortization of intangible assets	4	3	13	3
Employee compensation and benefit expenses	16	24	67	24
Other operating expenses	27	7	48	7
Total expenses	47	34	128	34
Adjusted operating income (loss) before income taxes	(25)	(12)	(62)	(12)
Provision (benefit) for income taxes	(5)	(2)	(12)	(2)
Adjusted operating income (loss)	$(20)	$(10)	$(50)	$(10)

Assured Guaranty Ltd.
Asset Management Segment Results (2 of 3)
(dollars in millions)

Rollforward of Assets Under Management for the Three Months Ended December 31, 2020

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, September 30, 2020	$13,411	$984	$378	$2,253	$17,026

Inflows-third party	402	750	—	—	1,152
Inflows-intercompany	61	265	—	—	326
Outflows:
Redemptions	—	—	—	—	—
Distributions	(45)	(528)	—	(597)	(1,170)
Total outflows	(45)	(528)	—	(597)	(1,170)
Net flows	418	487	—	(597)	308
Change in fund value	27	15	5	(33)	14
AUM, December 31, 2020	$13,856	$1,486	$383	$1,623	$17,348

Rollforward of Assets Under Management for the Year Ended December 31, 2020

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total
AUM, December 31, 2019	$12,758	$1,023	$—	$4,046	$17,827

Inflows-third party	837	761	20	—	1,618
Inflows-intercompany	535	372	350	—	1,257
Outflows:
Redemptions	—	—	—	—	—
Distributions	(370)	(723)	—	(2,241)	(3,334)
Total outflows	(370)	(723)	—	(2,241)	(3,334)
Net flows	1,002	410	370	(2,241)	(459)
Change in fund value	96	53	13	(182)	(20)
AUM, December 31, 2020	$13,856	$1,486	$383	$1,623	$17,348

Rollforward of Assets Under Management for the Three Months and Year Ended December 31, 2019

	CLOs	Opportunity Funds	Wind-Down Funds	Total
AUM, October 1, 2019	$11,844	$923	$5,528	$18,295

Inflows	977	165	—	1,142
Outflows:
Redemptions	—	—	(171)	(171)
Distributions	(92)	(43)	(1,126)	(1,261)
Total outflows	(92)	(43)	(1,297)	(1,432)
Net flows	885	122	(1,297)	(290)
Change in fund value	29	(22)	(185)	(178)
AUM, December 31, 2019	$12,758	$1,023	$4,046	$17,827

Assured Guaranty Ltd.
Asset Management Results (3 of 3)
(dollars in millions)

Components of Assets Under Management as of December 31, 2020 and December 31, 2019

	CLOs	Opportunity Funds	Liquid Strategies	Wind-Down Funds	Total

As of December 31, 2020:
Funded AUM (1)	$13,809	$992	$383	$1,601	$16,785
Unfunded AUM (1)	47	494	—	22	563

Fee earning AUM (2)	$10,248	$1,176	$383	$1,133	$12,940
Non-fee earning AUM (2)	3,608	310	—	490	4,408

Intercompany AUM
Funded AUM (1)	$405	$126	$362	$—	$893
Unfunded AUM (1)	40	137	—	—	177

As of December 31, 2019:
Funded AUM (1)	$12,721	$796	$—	$3,980	17,497
Unfunded AUM (1)	37	227	—	66	330

Fee earning AUM (2)	$3,438	$695	$—	$3,838	7,971
Non-fee earning AUM (2)	9,320	328	—	208	9,856

Intercompany AUM
Funded AUM (1)	$19	$58	$—	$—	77
Unfunded AUM (1)	30	84	—	—	114

1)    Funded AUM refers to assets that have been deployed or invested into the funds or CLOs. Unfunded AUM refers to unfunded capital commitments from closed-end funds and CLO warehouse fund.
2)    Fee earning AUM refers to assets where AssuredIM collects fees or has elected not to waive or rebate fees to investors. Non-fee earning AUM refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors.

Corporate Division

Assured Guaranty Ltd.
Corporate Results
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019

Total revenues	$1	$1	$9	$3

Expenses
Interest expense	23	25	95	94
Employee compensation and benefit expenses	7	4	18	17
Other operating expenses	3	11	19	22
Total expenses	33	40	132	133
Equity in earnings of investees	(1)	—	(6)	—
Adjusted operating income (loss) before income taxes	(33)	(39)	(129)	(130)
Provision (benefit) for income taxes	(5)	(7)	(18)	(19)
Adjusted operating income (loss)	$(28)	$(32)	$(111)	$(111)

Other

Assured Guaranty Ltd.
Other Results (1 of 2)
(dollars in millions)

	Three Months Ended December 31, 2020
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other

Revenues
Net earned premiums	$(1)	$—	$—	$(1)
Net investment income	(1)	—	(2)	(3)
Asset management fees	—	(5)	14	9
Fair value gains (losses) on FG VIEs	(2)	—	—	(2)
Fair value gains (losses) on CIVs	—	4	—	4
Total revenues	(4)	(1)	12	7
Expenses
Loss and LAE	4	—	—	4
Interest expense	—	—	(2)	(2)
Other operating expenses	—	(3)	14	11
Total expenses	4	(3)	12	13
Equity in earnings of investees	—	1	—	1
Adjusted operating income (loss) before income taxes	(8)	3	—	(5)
Provision (benefit) for income taxes	(1)	—	—	(1)
Noncontrolling interests	—	1	—	1
Adjusted operating income (loss)	$(7)	$2	$—	$(5)

	Three Months Ended December 31, 2019
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other

Revenues
Net earned premiums	$(2)	$—	$—	$(2)
Net investment income	(1)	—	(3)	(4)
Fair value gains (losses) on FG VIEs	—	—	—	—
Fair value gains (losses) on CIVs	—	(3)	—	(3)
Other income (loss)	—	—	10	10
Total revenues	(3)	(3)	7	1
Expenses
Loss and LAE	2	—	—	2
Interest expense	—	—	(3)	(3)
Other operating expenses	—	—	10	10
Total expenses	2	—	7	9
Equity in earnings of investees	—	2	—	2
Adjusted operating income (loss) before income taxes	(5)	(1)	—	(6)
Provision (benefit) for income taxes	(1)	—	—	(1)
Noncontrolling interests	—	(1)	—	(1)
Adjusted operating income (loss)	$(4)	$—	$—	$(4)

Assured Guaranty Ltd.
Other Results (2 of 2)
(dollars in millions)

	Year Ended December 31, 2020
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other

Revenues
Net earned premiums	$(5)	$—	$—	$(5)
Net investment income	(5)	—	(10)	(15)
Asset management fees	—	(9)	38	29
Fair value gains (losses) on FG VIEs	(10)	—	—	(10)
Fair value gains (losses) on CIVs	—	41	—	41
Total revenues	(20)	32	28	40
Expenses
Loss and LAE	(3)	—	—	(3)
Interest expense	—	—	(10)	(10)
Other operating expenses	—	(4)	38	34
Total expenses	(3)	(4)	28	21
Equity in earnings of investees	—	(28)	—	(28)
Adjusted operating income (loss) before income taxes	(17)	8	—	(9)
Provision (benefit) for income taxes	(3)	—	—	(3)
Noncontrolling interests	—	6	—	6
Adjusted operating income (loss)	$(14)	$2	$—	$(12)

	Year Ended December 31, 2019
	FG VIEs	CIVs	Intersegment Eliminations and Reclasses	Total Other

Revenues
Net earned premiums	$(18)	$—	$—	$(18)
Net investment income	(4)	—	(5)	(9)
Fair value gains (losses) on FG VIEs	42	—	—	42
Fair value gains (losses) on CIVs	—	(3)	—	(3)
Other income (loss)	—	—	10	10
Total revenues	20	(3)	5	22
Expenses
Loss and LAE	20	—	—	20
Interest expense	—	—	(5)	(5)
Other operating expenses	—	—	10	10
Total expenses	20	—	5	25
Equity in earnings of investees	—	2	—	2
Adjusted operating income (loss) before income taxes	—	(1)	—	(1)
Provision (benefit) for income taxes	—	—	—	—
Noncontrolling interests	—	(1)	—	(1)
Adjusted operating income (loss)	$—	$—	$—	$—

Summary

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2020		2019	2018	2017	2016
GAAP Summary Statements of Operations Data
Net earned premiums	$485		$476	$548	$690	$864
Net investment income	297		378	395	417	408
Total expenses	729		503	422	748	660
Income (loss) before income taxes	386		460	580	991	1,017
Net income (loss) attributable to AGL	362		402	521	730	881
Net income (loss) attributable to AGL per diluted share	4.19		4.00	4.68	5.96	6.56

GAAP Summary Balance Sheet Data
Total investments and cash	$10,000		$10,409	$10,977	$11,539	$11,103
Total assets	15,334		14,326	13,603	14,433	14,151
Unearned premium reserve	3,735		3,736	3,512	3,475	3,511
Loss and LAE reserve	1,088		1,050	1,177	1,444	1,127
Long-term debt	1,224		1,235	1,233	1,292	1,306
Shareholders’ equity attributable to AGL	6,643		6,639	6,555	6,839	6,504
Shareholders’ equity attributable to AGL per share	85.66		71.18	63.23	58.95	50.82

Other Financial Information (GAAP Basis)
Financial guaranty:
Net debt service outstanding (end of period)	$366,233		$374,130	$371,586	$401,118	$437,535
Gross debt service outstanding (end of period)	366,692		375,776	375,080	408,492	455,000
Net par outstanding (end of period)	234,153		236,807	241,802	264,952	296,318
Gross par outstanding (end of period)	234,571		238,156	244,191	269,386	307,474

Other Financial Information (Statutory Basis)(1)
Financial guaranty:
Net debt service outstanding (end of period)	$360,392		$367,630	$359,499	$373,340	$401,004
Gross debt service outstanding (end of period)	360,852		369,251	362,974	380,478	417,072
Net par outstanding (end of period)	229,008		230,984	230,664	239,003	262,468
Gross par outstanding (end of period)	229,426		232,333	233,036	243,217	272,286

Claims-paying resources(2)
Policyholders' surplus	$5,077		$5,056	$5,148	$5,305	$5,126
Contingency reserve	1,557		1,607	1,663	1,750	2,008
Qualified statutory capital	6,634		6,663	6,811	7,055	7,134
Unearned premium reserve and net deferred ceding commission income	2,983		2,961	2,950	2,849	2,672
Loss and LAE reserves	202		529	1,023	1,092	888
Total policyholders' surplus and reserves	9,819		10,153	10,784	10,996	10,694
Present value of installment premium(3)	858		804	577	559	616
CCS and standby line of credit	400		400	400	400	400
Excess of loss reinsurance facility	—		—	180	180	360
Total claims-paying resources	$11,077		$11,357	$11,941	$12,135	$12,070

Ratios:
Net exposure to qualified statutory capital	35	:1	35:1	34:1	34:1	37:1
Capital ratio	54	:1	55:1	53:1	53:1	56:1
Financial resources ratio	33	:1	32:1	30:1	31:1	33:1
Adjusted statutory net exposure to claims-paying resources	21	:1	20:1	19:1	20:1	22:1

Par and Debt Service Written (FG and Specialty)
Gross debt service written:
Public finance - U.S.	$33,596		$28,054	$31,989	$26,988	$25,423
Public finance - non-U.S.	1,860		17,907	7,166	2,811	848
Structured finance - U.S.	508		1,704	1,191	500	1,143
Structured finance - non-U.S.	254		88	369	202	30
Total gross debt service written	$36,218		$47,753	$40,715	$30,501	$27,444

Net debt service written	$35,965		$47,731	$40,630	$30,476	$27,444
Net par written	23,012		24,331	24,538	17,962	17,854
Gross par written	23,265		24,353	24,624	18,024	17,854
1)    Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2)    See page 15 for additional detail on claims-paying resources.
3)    Discount rate was changed from 6% to 3% in the first quarter of 2020. Prior periods have been updated to reflect the change.
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2020	2019	2018	2017	2016
Total GWP	$454	$677	$612	$307	$154
Less: Installment GWP and other GAAP adjustments (2)	191	469	119	99	(10)
Upfront GWP	263	208	493	208	164
Plus: Installment premium PVP	127	361	204	107	61
Total PVP(3)	$390	$569	$697	$315	$225

PVP:
Public finance - U.S.	$292	$201	$402	$197	$161
Public finance - non-U.S.	82	308	116	89	29
Structured finance - U.S.	14	53	167	14	34
Structured finance - non-U.S.	2	7	12	15	1
Total PVP(3)	$390	$569	$697	$315	$225

Adjusted operating income reconciliation:
Net income (loss) attributable to AGL	$362	$402	$521	$730	$881
Less pre-tax adjustments:
Realized gains (losses) on investments	18	22	(32)	40	(30)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	65	(10)	101	43	36
Fair value gains (losses) on CCS	(1)	(22)	14	(2)	—
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	42	22	(32)	57	(33)
Total pre-tax adjustments	124	12	51	138	(27)
Less tax effect on pre-tax adjustments	(18)	(1)	(12)	(69)	13
Adjusted operating income (loss)	$256	$391	$482	$661	$895

Adjusted operating income per diluted share reconciliation:
Net income (loss) attributable to AGL per diluted share	$4.19	$4.00	$4.68	$5.96	$6.56
Less pre-tax adjustments:
Realized gains (losses) on investments	0.21	0.22	(0.29)	0.33	(0.23)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.75	(0.11)	0.90	0.35	0.27
Fair value gains (losses) on CCS	(0.01)	(0.22)	0.13	(0.02)	—
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.49	0.21	(0.29)	0.46	(0.25)
Total pre-tax adjustments	1.44	0.10	0.45	1.12	(0.21)
Tax effect on pre-tax adjustments	(0.22)	(0.01)	(0.11)	(0.57)	0.09
Adjusted operating income (loss) per diluted share	$2.97	$3.91	$4.34	$5.41	$6.68

1)    Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
2)    Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.
3)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for PVP as of December 31, 2020 is 3%. The prior periods have been recast to present PVP discounted at 3% instead of 6%.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of December 31,
	2020	2019	2018	2017	2016
Adjusted book value reconciliation:
Shareholders' equity attributable to AGL	$6,643	$6,639	$6,555	$6,839	$6,504
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	9	(56)	(45)	(146)	(189)
Fair value gains (losses) on CCS	52	52	74	60	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	611	486	247	487	316
Less taxes	(116)	(89)	(63)	(83)	(71)
Adjusted operating shareholders' equity	6,087	6,246	6,342	6,521	6,386
Pre-tax adjustments:
Less: Deferred acquisition costs	119	111	105	101	106
Plus: Net present value of estimated net future revenue	182	206	219	162	147
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,355	3,296	3,005	2,966	2,922
Plus taxes	(597)	(590)	(526)	(515)	(835)
Adjusted book value	$8,908	$9,047	$8,935	$9,033	$8,514

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity (net of tax (provision) benefit of $0, $(2), $(1), $(2) and $4)	$2	$7	$3	$5	$(7)

Gain (loss) related to VIE consolidation included in adjusted book value (net of tax benefit of $2, $1, $4, $3 and $12)	$(8)	$(4)	$(15)	$(14)	$(24)

Adjusted book value per share reconciliation:
Shareholders' equity attributable to AGL per share	$85.66	$71.18	$63.23	$58.95	$50.82
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.12	(0.60)	(0.44)	(1.26)	(1.48)
Fair value gains (losses) on CCS	0.66	0.56	0.72	0.52	0.48
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	7.89	5.21	2.39	4.20	2.47
Less taxes	(1.50)	(0.95)	(0.61)	(0.71)	(0.54)
Adjusted operating shareholders' equity per share	78.49	66.96	61.17	56.20	49.89
Pre-tax adjustments:
Less: Deferred acquisition costs	1.54	1.19	1.01	0.87	0.83
Plus: Net present value of estimated net future revenue	2.35	2.20	2.11	1.40	1.15
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	43.27	35.34	28.98	25.56	22.83
Plus taxes	(7.70)	(6.32)	(5.07)	(4.43)	(6.52)
Adjusted book value per share	$114.87	96.99	86.18	77.86	66.52

Gain (loss) related to VIE consolidation included in adjusted operating shareholders' equity per share	$0.03	$0.07	$0.03	$0.03	$(0.06)

Gain (loss) related to VIE consolidation included in adjusted book value per share	$(0.10)	$(0.05)	$(0.15)	$(0.12)	$(0.18)

1)    See Non-GAAP Financial Measures set forth at the end of this Financial Supplement for a description of the changes to the discount rates used in the calculation of non-GAAP financial measure. The discount rate used for net present value of estimated net future revenues as of December 31, 2020 is 3%. The prior periods have been recast to present the net present value of net future revenues discounted at 3% instead of 6%.

Glossary

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2019.

U.S. Public Finance:
General Obligation Bonds are full faith and credit obligations that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported obligations, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Other Public Finance Bonds include other debt issued, guaranteed or otherwise supported by U.S. national or local governmental authorities, as well as student loans, revenue bonds, and obligations of some not-for-profit organizations.

Non-U.S. Public Finance:
Regulated Utility Obligations are obligations issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the U.K.

Infrastructure Finance Obligations are obligations issued by a variety of entities engaged in the financing of international infrastructure projects, such as roads, airports, ports, social infrastructure, student accommodations, and other physical assets delivering essential services supported either by long-term concession arrangements with a public sector entity or a regulatory regime. The majority of the Company's international infrastructure business is conducted in the U.K.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Sovereign and Sub-Sovereign Obligations primarily includes obligations of local, municipal, regional or national governmental authorities or agencies outside of the United States.

Renewable Energy Bonds are obligations backed by renewable energy sources, such as solar, wind farm, hydroelectric, geothermal and fuel cell.

Other Public Finance are obligations of, or backed by, local, municipal, regional or national governmental authorities or agencies not generally described in any of the other described categories.

Structured Finance:
Residential Mortgage-Backed Securities are obligations backed by first and second lien mortgage loans on residential properties. The credit quality of borrowers covers a broad range, including "prime," "subprime" and "Alt-A." A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Life Insurance Transactions are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Glossary (continued)

Sectors (continued)
Financial Products Business is the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business consisted of AGMH's guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Although Dexia SA and certain of its affiliates (Dexia) assumed the liabilities related to such businesses when the Company purchased AGMH, AGM policies related to such businesses remained outstanding. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Glossary (continued)

Definitions for Asset Management Segment

The Company uses AUM as a metric to measure progress in its Asset Management segment. Management fee revenue is based on a variety of factors and is not perfectly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. The Company uses measures of its AUM in its decision making process and intends to use third-party inflows in its calculation of certain components of management compensation. Investors also use AUM to evaluate companies that participate in the asset management business. AUM refers to the assets managed, advised or serviced by the Asset Management segment and equals the sum of the following:

•the amount of aggregate collateral balance and principal cash of AssuredIM's CLOs, including CLO equity that may be held by AssuredIM Funds. This also includes CLO assets managed by BlueMountain Fuji Management, LLC (BM Fuji). AssuredIM is not the investment manager of BM Fuji-advised CLOs, but rather has entered into a services agreement and a secondment agreement with BM Fuji pursuant to which AssuredIM provides certain services associated with the management of BM Fuji-advised CLOs and acts in the capacity of service provider, and

•the NAV of all funds and accounts other than CLOs, plus any unfunded commitments. Changes in NAV attributable to movements in fund value of certain private equity funds are reported on a quarter lag.

The Company's calculation of AUM may differ from the calculation employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. The calculation also differs from the manner in which AssuredIM affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

The Company also uses several other measurements of AUM to understand and measure its AUM in more detail and for various purposes, including its relative position in the market and its income and income potential:

"Third-party AUM" refers to the assets AssuredIM manages or advises on behalf of third-party investors. This includes current and former employee investments in AssuredIM Funds. For CLOs, this also includes CLO equity that may be held by AssuredIM Funds.

"Intercompany AUM" refers to the assets AssuredIM manages or advises on behalf of the Company. This includes investments from affiliates of Assured Guaranty along with general partners' investments of AssuredIM (or its affiliates) into the AssuredIM Funds.

"Funded AUM" refers to assets that have been deployed or invested into the funds or CLOs.

"Unfunded AUM" refers to unfunded capital commitments from closed-end funds and CLO warehouse funds.

"Fee earning AUM" refers to assets where AssuredIM collects fees and has elected not to waive or rebate fees to investors.

"Non-fee earning AUM" refers to assets where AssuredIM does not collect fees or has elected to waive or rebate fees to investors. AssuredIM reserves the right to waive some or all fees for certain investors, including investors affiliated with AssuredIM and/or the Company. Further, to the extent that the Company's wind-down and/or opportunity funds are invested in AssuredIM managed CLOs, AssuredIM may rebate any management fees and/or performance compensation earned from the CLOs to the extent such fees are attributable to the wind-down and opportunity funds’ holdings of CLOs also managed by AssuredIM.

Non-GAAP Financial Measures

The Company discloses both (a) financial measures determined in accordance with GAAP and (b) financial measures not determined in accordance with GAAP (non-GAAP financial measures). Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.
The Company believes its presentation of non-GAAP financial measures provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate:

•certain FG VIEs, which the Company does not own and where its exposure is limited to its obligation under the financial guaranty insurance contract, and
•certain investment vehicles for which the Company is deemed the primary beneficiary.

The Company provides the effect of VIE consolidation that is embedded in each non-GAAP financial measure, as applicable. The Company believes this information may also be useful to analysts and investors evaluating Assured Guaranty's financial results. In the case of both the consolidated FG VIEs and the CIVs, the economic effect of each of the consolidated FG VIEs and CIVs is reflected primarily in the results of the Insurance segment.

Management and the Board of Directors use non-GAAP financial measures further adjusted to remove the effect of VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses core financial measures in its decision-making process for and in its calculation of certain components of management compensation. The core financial measures that the Company uses to help determine compensation are: (1) adjusted operating income, further adjusted to remove the effect of VIE consolidation, (2) adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation, (3) growth in adjusted book value per share, further adjusted to remove the effect of VIE consolidation, and (4) PVP.

Management believes that many investors, analysts and financial news reporters use adjusted operating shareholders’ equity and/or adjusted book value, each further adjusted to remove the effect of VIE consolidation, as the principal financial measures for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Management also believes that many of the Company’s fixed income investors also use adjusted operating shareholders' equity, further adjusted to remove the effect of VIE consolidation to evaluate the Company’s capital adequacy.

Adjusted operating income, further adjusted for the effect of VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

In 2020, the Company changed the discount rate used in the calculation of PVP and net present value of estimated future net revenues, which is a component of adjusted book value. Beginning in 2020, the Company sets its discount rate for the year as the approximate average pre-tax fixed book yield of fixed-maturity securities purchased in the prior calendar year, excluding loss mitigation bonds. In prior periods the discount rate was a constant 6% discount rate. The Company made these changes and recast prior periods to better reflect the then current interest rate environment. The reconciliation tables of GAAP to non-GAAP financial measures for PVP and adjusted book value indicate the new discount rate for each relevant period. The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Adjusted Operating Income: Management believes that adjusted operating income is a useful measure because it clarifies the understanding of the operating results of the Company. Adjusted operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Adjusted Operating Shareholders’ Equity and Adjusted Book Value: Management believes that adjusted operating shareholders’ equity is a useful measure because it excludes the fair value adjustments on investments, credit derivatives and CCS that are not expected to result in economic gain or loss.

Adjusted operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses adjusted book value, further adjusted for VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share, further adjusted for VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Adjusted book value is adjusted operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the present value of the expected future net earned premiums, net of the present value of expected losses to be expensed, which are not reflected in GAAP equity.

4)     Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Adjusted Operating Return on Equity (Adjusted Operating ROE): Adjusted Operating ROE represents adjusted operating income for a specified period divided by the average of adjusted operating shareholders’ equity at the beginning and the end of that period. Management believes that adjusted operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use adjusted operating ROE, adjusted for VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date adjusted operating ROE are calculated on an annualized basis. Adjusted operating ROE, adjusted for VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of the present value of estimated net future revenue for contracts other than financial guaranty insurance contracts (such as specialty insurance and reinsurance contracts and credit derivatives). This amount represents the net present value of estimated future revenue from these contracts (other than credit derivatives with net expected losses), net of reinsurance, ceding commissions and premium taxes.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Net present value of estimated future revenue for an obligation may change from period to period due to a change in the discount rate or due to a change in estimated net future revenue for the obligation, which may change due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. There is no corresponding GAAP financial measure.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as additional installment premium on existing contracts (which may result from supplements or fees or from the issuer not calling an insured obligation the Company projected would be called), whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and changes in fair value of credit derivatives do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums.

Future installment premiums are discounted at the approximate average pre-tax book yield of fixed-maturity securities purchased during the prior calendar year, other than loss mitigation securities. The discount rate is recalculated annually and updated as necessary. Under GAAP, financial guaranty installment premiums are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction.

Actual installment premiums may differ from those estimated in the Company's PVP calculation due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com